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                                                                   EXHIBIT - 11

                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                   (UNAUDITED)

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

                                                      Three Months Ended                         Nine Months Ended
                                                          March 31,                                  March 31,
                                             -------------------------------------     --------------------------------------
                                                   1999                1998                 1999                  1998
                                             -----------------    ----------------     ----------------     -----------------
BASIC AND DILUTED

Weighted average shares outstanding               12,180,239           7,116,059            8,794,114             7,116,059
                                             =================    ================     ================     =================

Net Loss                                         $(1,649,761)          $(666,520)         $(3,239,232)           $(3,593,669)
                                             =================    ================     ================     =================

Basic and diluted loss per common share              $ (0.14)           $  (0.09)             $ (0.37)             $   (0.51)
                                             =================    ================     ================     =================


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